FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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BIOELECTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)		52-2278149 (I.R.S. Employer Identification No.)
401 Rosemont Avenue, 3rd Floor Rosenstock Hall Frederick, Maryland 21701 (Address of principal executive offices, including zip code)
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file numbers to which this form relates: 333-131809.

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered
Common Stock, $.001 par value

The Commission is respectfully requested to send copies of all notices, orders and communications to:

Robert S. Matlin Esq.
Uche D. Ndumele, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP
599 Lexington Avenue
New York, New York 10022
(212) 536-3900

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, $.001 par value per share (the “Common Stock’), of BioElectronics Corporation (the “Company”), a Maryland corporation.

A description of the Common Stock is contained in the Prospectus included in the Registration Statement on Form SB-2 as originally filed with the Securities and Exchange Commission on February 13, 2006, Registration Statement File No. 333-131809. Such description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

1.	Registration Statement on Form SB-2 (SEC File No. 333-131809) as originally filed with the SEC on February 13, 2006 incorporated herein by reference thereto.

2.	Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Form SB-2, filed with the SEC on February 13, 2006.

3.	Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Company’s Form SB-2, filed with the SEC on February 13, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

BIOELECTRONICS CORPORATION

Date: February 16, 2006	By:	/s/ Andrew J. Whelan
Name: Andrew J. Whelan
Title : President

EXHIBIT INDEX

Exhibit No.	Description

1.	Registration Statement on Form SB-2 (SEC File No. 333-131809) as originally filed with the SEC on February 13, 2006 incorporated herein by reference thereto.

2.	Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Form SB-2, filed with the SEC on February 13, 2006.

3.	Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Company’s Form SB-2, filed with the SEC on February 13, 2006.